EXHIBIT 11.01

                               ETHICAL GUIDELINES

These are the values that have formed the foundation of the Gerdau Group for more than 100 years.

INTEGRITY, CORRECTNESS AND CONSISTENCY

As the Gerdau Group reaches our 100th anniversary, we feel the need to preserve our heritage and values, while keeping the company energetic and dynamic. To these ends, we have compiled these Ethical Guidelines, which are the result of a careful analysis of our long-held values. More than a mere code of conduct, these Guidelines are a living document - built from a century of experience - that we hope to carry forward through future generations.

The Gerdau Group expects integrity from all of our employees, so that we are correct and consistent in all our actions and relationships with our stakeholders. Our values are the basis of our integrity.

SATISFIED CUSTOMERS

Gerdau believes that the quality of its products and services is measured by our customers. Their perceptions are based on the value that our products and services add to their businesses. Our quality drives customer satisfaction, preferences, and loyalty.

Understanding our customers' current and future needs is the starting point in Gerdau's quest for performance excellence. All of us must be committed to meeting customer needs.

ACCOMPLISHED PEOPLE

Gerdau's success depends on the knowledge, abilities, creativity, and motivation of our teams. Personal accomplishment depends on the individual's efforts, opportunities and education. Gerdau provides an environment that fosters each person's continuous development. People must be encouraged to work as a team, taking part in all aspects of the work, and be granted the autonomy and responsibility to meet defined targets. When defining strategies, plans and organizational practices, we consider our employees' various needs and concerns. This practice promotes the development, well-being and satisfaction of all the people who are part of Gerdau.

SAFE WORK ENVIRONMENT

For Gerdau, the individual as a whole is the company's first priority. No emergency, production situation, or result can justify jeopardizing the safety of our employees.

The company is responsible for providing the appropriate means and resources so that all work can be conducted safely. The company and each individual must ensure that every effort is made to guarantee the safety of the people involved.

The manager is responsible for the safety of all the people in his or her area. The Workplace Safety Team should operate in a preventive manner, with encouragement and technical support from the managers.

Individual employees are responsible for taking care of their own safety and that of their teammates. It is everyone's duty to identify unsafe tasks and persevere to find a solution.

QUALITY IN EVERYTHING WE DO

The quest for quality in all its dimensions - product, cost, delivery, ethics and safety - demands that all of Gerdau's teams desire to be the best and have a long-term vision.

The long-term success of the organization depends on our ability to foresee new market trends, scenarios, customer needs, technological developments, legal requirements, strategic shifts in the competition, and social concerns. The company must outperform the competition, both by increasing our value to the customer and by attracting the most qualified and talented employees. In this competitive environment, the company must be able to balance conflicts such as volume vs. price, prompt delivery vs. low stocks, and economies of scale vs. flexibility in operations and maintenance.

SOLIDITY AND SECURITY

Long-term survival is Gerdau's highest goal. The company balances our short- and long-term requirements to meet the current and future needs of all stakeholders (shareholders, customers, team members, and our communities).

Alternatives are valued when they lead to synergy and expand our existing businesses. Our operations work best when we find the perfect balance between centralization and decentralization for each situation, ensuring flexibility and stability for the business. Gerdau evaluates each new step to ensure that it will strengthen the company's activities, improve product quality, and bring long-term benefits.

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COMMITMENT TO ALL STAKEHOLDERS

Conscientious of our responsibility for helping our communities and protecting the environment, Gerdau fulfills all legal obligations related to our operations. We also take it a step further by actively demonstrating our moral and civic conscience through charitable giving. Gerdau also takes proactive, preventive measures to protect public health and the environment.

As a corporate citizen, Gerdau leads and sponsors philanthropic activities related to education initiatives, community improvement, protection of ecosystems, adoption of non-discriminatory policies, promotion of the arts, sport and leisure and active involvement in national, regional, and local development. Gerdau encourages our employees to take part in volunteer activities and promotes partnership with other organizations.

PROFIT AS A MEASURE OF PERFORMANCE

Profit is the measure of Gerdau's performance and is fundamental to the Group's growth and development.

Profit is forcefully pursued, through strategies, action plans and challenging targets for revenues and costs that are objective and clearly defined. Each employee is involved in the creation of the targets and plans and is committed to achieving them and acting in accordance with the Gerdau goals and values.

RELATIONSHIP WITH EMPLOYEES

THE COMPANY'S COMMITMENT

PARTICIPATION

o We encourage employees to be actively involved in their personal development. Gerdau provides the environment and tools to foster employee development.

o    We value the practice of delegating tasks to employees and teams.

o Involvement, participation, and full dedication are important characteristics of our work environment.

o We encourage all employees to develop their entrepreneurial spirit and feel personally responsible for results.

TRUST

o The company's relationship with our employees is characterized by understanding, trust, and mutual commitment.

o We give absolute priority to direct, trusting relationships with our employees, and resort to third parties to resolve conflicts only when necessary.

TRANSPARENCY

o We provide and value an environment of transparency and freedom of expression in employee relations.

INFORMATION

o We communicate information to our employees first. When we are legally required to disclose information to external publics, we communicate to other stakeholders and employees simultaneously.

DEVELOPMENT

o Gerdau's growth and success depend directly on the development of our employees. All employees should be actively involved in their personal development, with the organization providing the tools and environment to foster their success.

o We understand that personal development is not limited to work and business activities. We also encourage civic responsibility in our communities.

PRIVACY

o We respect our employees' privacy and do not disseminate information about them without their consent.

HIRING AND DISMISSAL

o Our employees are the company's most important asset and our primary investment.

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o    Generally, we restrict the hiring of family members.

o Since it is a difficult process for both sides, dismissing an employee is treated with respect and dignity.

RETIREMENT

o We support people in such a way that their retirement is seen as a natural part of their working life and is prepared for and treated in a positive way.

o The retirement of an employee should not end the emotional and historical ties that we have with that person.

UNIONS

o We encourage constructive relationships with organizations that represent employers and employees, thus favoring the continual improvement of our workplace relations.

o Profit is vital for the company's survival and is a decisive factor in the socioeconomic development of the countries in which we operate: it generates jobs, taxes, and higher income for the workforce, reducing inequalities and increasing purchasing power and sharing of wealth.

o Frank dialogue, openness to various points of view and respect for each person's position characterize our approach to negotiations with our employees

COMPENSATION

o Our compensation system aims to be challenging and to value individuals and teams, rewarding their performance and their specific contributions.

WORKPLACE HEALTH AND SAFETY

o    For the Gerdau Group, the individual as a whole is our first priority

o We train our employees and require that they follow the Gerdau Group Health and Safety Policies.

o No emergency, production situation or result can justify jeopardizing our employees' safety.

o We provide our employees with appropriate installations, methods, and protection equipment to ensure a safe and healthy working environment.

o We adopt a preventive approach to drug and alcohol dependency, and provide resources and support for the employee's recovery.

THE EMPLOYEE'S COMMITMENT

CARE AND ZEAL

o In their daily activities, our employees exercise the same care with the company's assets as they exercise with their own property.

o All employees always act in accordance with these Ethical Guidelines, whether they are working with internal or external clients.

PERSONAL CONDUCT

o Our employees uphold standards of conduct that reflect their personal and professional integrity, in keeping with their ties with the company and the society.

o Our employees represent the company to the public and the press only when authorized to do so. They protect the company's reputation.

CONFLICT OF INTERESTS

o Employees carefully evaluate situations that may present conflicts of interest with the company, carrying out activities with company resources, assets, services or credits exclusively for the company's benefit.

o All employees inform their leaders when a particular situation may interfere or conflict with the company's interests, explaining its nature and extent.

o Employees only participate in external professional activities that will not harm the company and that do not involve the use of Gerdau's intellectual property.

INFORMATION TECHNOLOGY

o When using technology, our employees follow relevant legislation, ethics, integrity and community standards, abstaining from using unauthorized resources.

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o    All employees follow the company's Information Technology Security Policy when using technical resources.

PRESENTS AND GIFTS

o Our employees do not make donations at the expense of the company. They do not give or accept any direct or indirect personal advantage from the exercise of their responsibilities, with the exception of gifts of negligible value. Such gifts are generally distributed for advertising purposes.

LOYALTY

o Employees are loyal to the company. Regardless of whether it impacts company, our employees do not use privileged information about our commercial opportunities to benefit themselves or others.

SAFETY POLICY

o    All employees abide by the Gerdau Group Safety Policy.

o All employees take care of their own safety and that of their co-workers and team members

o Our employees make an effort to identify unsafe tasks and take responsibility for ensuring that the problem is corrected.

INFORMATION

o Our employees do not discuss the company's business, maintaining the confidentiality of all information that has not yet been announced publicly. They also protect information about customers, vendors and other third parties that they obtain as a result of their functions. They do not use confidential information to benefit themselves or other in any way.

o Information is an essential asset in the company's business process. Private information is only announced with the authorization of the Board. Every employee who has access to such information takes the necessary care not to disclose it, even involuntarily, to others (customers, suppliers, financial market, community, etc.).

o Our employees inform the company about their participation in business undertakings of any nature, whether as controlling or minority shareholder, with the exception of investments in publicly traded stock.

o    Our employees act as follows:

     - If they have investments in Gerdau Group company stocks, they inform their superiors whenever required to do so by the company's current self-regulation norms;

     - Whenever third-party companies are to be contracted, they communicate to the company, formally and prior to the decision, the existence of any type of personal relationship with the owners or executives of the sub-contractor;

     - They inform their superiors of any type of their own or their family immediate members' participation in business undertakings that compete with the Gerdau Group in our various operations;

     - They inform those responsible of violations or possible violations of these Ethical Guidelines

RELATIONSHIP WITH CUSTOMERS

THE COMPANY'S COMMITMENT

o We encourage lasting relationships built on mutual trust with our customers.

o    We ensure that all contracts with our customers are fulfilled.

o    Our contractors work according to the Gerdau Group's Ethical Guidelines.

o    We respect the rights of our customers and respect their priorities.

o We supply products and services that meet the needs of our customers, using procedures in keeping with the concepts and practices of Total Quality Management.

o All of the company's units have the responsibility for designing, manufacturing, and delivering quality products.

THE EMPLOYEE'S COMMITMENT

o Our employees seek to identify customers' priorities and, on the basis of this knowledge, strive to improve our customer service and the quality of our products and services.

o Our employees only make promises regarding delivery of products and services when they can be fulfilled.

RELATIONSHIP WITH SHAREHOLDERS

THE COMPANY'S COMMITMENT

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o    To offer our shareholders greater security and profitability, we are committed to the prudent use of our financial resources.

o The company makes all necessary efforts to provide shareholders and investors with up-to-date, transparent information.

o The company conducts our business to ensure profits and maintain our financial security.

o The company is committed to providing transparent, up-to-date information to shareholders, employees, external analysts, and the general public.

THE EMPLOYEE'S COMMITMENT

o Our employees use shareholders' financial resources with the same prudence and expectation of results that they apply to their own resources.

o In carrying out their functions, our employees use only the information that has been made available to the market and never resort to inside information.

RELATIONSHIP WITH SUPPLIERS

THE COMPANY'S COMMITMENT

o    We encourage lasting relationships of mutual trust with our suppliers.

o We only contract competent suppliers that fulfill their legal obligations and conditions, working according to the standards governing their field.

THE EMPLOYEE'S COMMITMENT

o    Employees should not contract private services from the company's suppliers

o Employees involved in contracting of suppliers follow the company's current policies for this process.

RELATIONSHIP WITH COMPETITORS

THE COMPANY'S COMMITMENT

o The company's commercial relationships with our competitors are based on ethical practices, always respecting the laws of the countries where we operate.

o The company believes in the principles of free market competition, respecting the culture and interests of each community in which we operate.

THE EMPLOYEE'S COMMITMENT

o Our employees respect the work of the employees of competing companies, refraining from acts that could harm the image of the competitors.

RELATIONSHIP WITH THE COMMUNITY

THE COMPANY'S COMMITMENT

SOCIAL RESPONSIBILITY

o    We are committed to acting responsibly in the communities where we operate.

o Each of the company's units is an integral part of the community where it operates, and should encourage the development of responsible citizens within its area of influence.

EQUALITY

o The company offers equal treatment to all stakeholders, and does not discriminate on the basis of age, nationality, gender, race, or philosophical, political or religious convictions.

DIGNIFIED WORK

o We do not accept the exploitation of slave or child labor, nor any other form of degrading working conditions.

VOLUNTEER WORK

o We encourage and value the dedication of our employees who take part in volunteer work for the benefit of the community, either personally or as representatives of the company.

COMMUNICATION

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o    Frank and open dialogue is characteristic of the company's communication process.

o We maintain open channels of communication that encourage the free expression of opinions, attitudes, and concerns on the part of our various stakeholders.

o All Gerdau contracts with individuals and organizations should contain a clause that ensures the confidentiality of all private information.

TRANSPARENCY

o We ensure the transparency of our business and the truthfulness of the information we provide, while maintaining confidentiality where appropriate.

ADVERTISING AND PUBLICITY

o Our campaigns use only honest, socially acceptable content that is in keeping with community standards and free competition and meets legislative requirements.

THE EMPLOYEE'S COMMITMENT

ABUSE OF POWER

o In their relationships with other stakeholders, our employees act without any abuse of power, including harassment and coercion of any kind, be it racial, sexual, political, or religious.

RESPECT FOR ALL STAKEHOLDERS

o When representing the company in any of our activities, our employees respect the diversity of religious, philosophical and political convictions, seeking to encourage stability in social relations.

RELATIONSHIP WITH THE ENVIRONMENT

THE COMPANY'S COMMITMENT

TECHNOLOGY AND SUSTAINABLE DEVELOPMENT

o The company continually invests in state-of-the-art technology and team training and seeks partnerships with sectors of society that bring synergies to steelmaking activity, all with the purpose of advancing our policy of sustainable development.

CLEAR GOALS FOR PROTECTING THE ENVIRONMENT

o The company's actions are guided by our responsibility to protect the environment. We aim to:

     - Protect the environment while seeking continuous improvement in our processes within a framework of sustainable development;

     - Share responsibility for and commitment to the Environmental Management System with all employees; - Ensure the environmentally sound performance of all processes, in an appropriate, ongoing manner;

     - Meet the requirements of current environmental legislation in the various countries where we operate;

     - Carefully plan to manage potential sources of air, water, and soil pollution, in keeping with the action plan defined by the Environmental Management System;

     - Reduce, reuse, and recycle industrial wastes


THE EMPLOYEE'S COMMITMENT

o Each employee carefully follows the action plan defined by the Environmental Management System.

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